Exhibit 10.43
DATED                 2007
(1) BOOKSHOP ACQUISITIONS LIMITED
(2) LUKE JOHNSON
(3) BGI (UK) LIMITED

SUBSCRIPTION AND
SHAREHOLDERS’ AGREEMENT

CONTENTS

Clause		Page

1	INTERPRETATION	1
2	COMPLETION	4
3	PROVISION OF INFORMATION AND APPOINTMENT OF OBSERVER	5
4	MATTERS REQUIRING CONSENT	5
5	NEW SHAREHOLDERS	5
6	ANNOUNCEMENTS	6
7	COSTS, FEES AND EXPENSES	6
8	SUPREMACY OF THIS AGREEMENT	6
9	ENTIRE AGREEMENT AND NON-RELIANCE	7
10	GENERAL	7
11	NOTICES	8
12	GOVERNING LAW AND JURISDICTION	8
SCHEDULE 1 - DETAILS OF THE COMPANY AT THE DATE OF THIS AGREEMENT		9
SCHEDULE 2 - DEED OF ADHERENCE		10
SCHEDULE 3 - INFORMATION RELATING TO THE GROUP		14
SCHEDULE 4 - MATTERS REQUIRING CONSENT		15
SCHEDULE 5 - DETAILS OF THE COMPANY IMMEDIATELY AFTER COMPLETION		16

Agreed Form Documents

Loan Note Instrument

i

THIS AGREEMENT is made on            2007
BETWEEN
(1)	BOOKSHOP ACQUISITIONS LIMITED a Company incorporated under the laws of England and Wales with registered number 6301376 and having its registered office at 32 Bedford Row, London WC1R 4HE (the “Company”);

(2)	LUKE JOHNSON, of 32 Clarendon Gardens, London, W9 1AZ; and

(3)	BGI (UK) LIMITED, a company incorporated in England and Wales (registered number 3434022), whose registered office is at 100 New Bridge Street, London EC4V 6JA (“Borders”).
INTRODUCTION
(A)	The Company intends to acquire the entire issued share capital of the Target and Borders Books Ireland Limited;

(B)	The Company is constituted immediately prior to the date of this Agreement as set out in Schedule 1 and intended to be constituted immediately after Completion as set out in Schedule 5; and

(C)	This Agreement sets out the terms on which Luke Johnson and Borders are willing to invest in the Company.
THE PARTIES AGREE as follows:-
1.	INTERPRETATION
1.1	In this Agreement:-

“Act ”	means the Companies Act 1985

“A Ordinary Shareholder”	means a person entered in the register of members of the Company as the holder from time to time of an A Ordinary Share

“A Ordinary Shares”	means the A ordinary shares of 1p each in the capital of the Company, having the rights and being subject to the restrictions set out in the Articles of Association

“Articles of Association”	means the new articles of association of the Company in the agreed form to be adopted prior to Completion pursuant to the Resolutions and, once adopted, those articles of association as amended from time to time, and references in this Agreement to an “Article” shall be construed accordingly

“Board”	means the board of directors of the Company from time to time;

“B Ordinary Shareholder”	means a person entered in the register of members of the Company as the holder from time to time of a B Ordinary Share

“B Ordinary Shares”	means the B ordinary shares of 1p each in the capital of the Company, having the rights and being subject to the restrictions set out in the Articles of Association

“Business Day”	means a day other than a Saturday, Sunday or public holiday in England and Wales

“Completion”	means the fulfilment by the parties to this Agreement of their obligations under, and completion of this Agreement in accordance with, Clause 2.1

“Confidential Information”	means all information:-

(a)     which is marked as, treated as or is by its nature confidential and which is used in or otherwise relates to the business, customers, suppliers, financial, technical or other affairs of any member of the Group including, without limitation, information relating to:-

(i)      the marketing of goods or services including, without limitation, customer names and lists and other details of customers, sales targets, sales statistics, market share statistics, discount rates, prices, market research reports and surveys and advertising or other promotional materials; and

(ii) future projects, business development or planning, commercial relationships and negotiations; or

(b) which has been supplied to any member of the Group in confidence; or

(c) in relation to which any member of the Group is bound by an obligation of confidence to a third party;

“connected person”	has the meaning given to that expression in section 839 Income and Corporation Taxes Act 1988 and “person connected” shall be construed accordingly (except that the parties to this Agreement shall not be deemed to be connected persons solely because they are parties to the Agreement)

“Dispose”	means, in relation to any share or any legal or beneficial interest in any share, to:-

(a) sell, assign, transfer or otherwise dispose of it;

(b) create or permit to subsist any Encumbrance over it;

(c) assign any right to it or direct (by way of renunciation or otherwise) that another person should receive it;

(d) enter into any agreement in respect of the votes or any other rights attached to the share; or

(e) agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing,

and “Disposed” and “Disposal” shall be construed accordingly.

“Dispute”	has the meaning set out in Clause 12.2

“Encumbrance”	means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind, or another type of agreement or arrangement having similar effect

“FSMA”	means the Financial Services and Markets Act 2000 as amended or its successor legislation

“Group”	means the Company and its subsidiary undertakings from time to time and “member of the Group” or “Group Company” shall be construed accordingly

“Investors”	means Luke Johnson, together with any person who acquires A Ordinary Shares after the date of this Agreement in accordance with this Agreement and the Articles of Association and who signs a deed of adherence as an Investor

“Investor Affiliate”	has the meaning set out in the Articles of Association

“Investors’ Solicitors”	means Pinsent Masons of CityPoint, One Ropemaker Street, London, EC2Y 9AH

“Loan Notes”	means the £11,700,000 unsecured loan notes to be issued by the Company and to be constituted by the Loan Note Instrument

“Loan Note Instrument”	means the instrument in the agreed form to be executed by the Company constituting the Loan Notes

“LSE”	means the London Stock Exchange plc

“Majority Investors”	means the holders of at least 51 per cent. of the A Ordinary Shares from time to time in issue

“New Shareholder”	has the meaning set out in Clause 5.1

“Notice”	has the meaning set out in Clause 11.1

“Observer”	means any person designated to attend meetings of the Board or any committee of the Board pursuant to Clause 3.2

“Recognised Investment Exchange”	has the meaning given to it in section 285 FSMA

“Resolutions”	means the written resolutions of the Company in the agreed form

“Share Purchase Agreement”	means the agreement of even date between Borders and the Company for the sale and purchase of the entire issued share capital of the Target and Borders Books Ireland Limited

“Target”	means Borders (UK) Limited, a company incorporated in England and Wales (registered no. 1580771), whose registered office is at 120 Charing Cross Road, London WC2H 0JR

“Target Group”	means the Target and its subsidiary undertakings at the date of this Agreement and “member of the Target Group” shall be construed accordingly
1.2	In this Agreement, a reference to:-
1.2.1	a “subsidiary undertaking” or a “group undertaking” is to be construed in accordance with sections 258 and 259 respectively of the Act and a reference to a “subsidiary” or “holding company” is to be construed in accordance with section 736 of the Act;

1.2.2	a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification initialled by or on behalf of the Company, the Investors and Borders;

1.2.3	a statutory provision includes a reference to:-
(a)	the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement; and

(b)	any subordinate legislation made under the statutory provision (as so modified or re-enacted) before the date of this Agreement;
1.2.4	a “person” includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having a separate legal personality);

1.2.5	a “party” is a reference to a party to this Agreement (either by virtue of having executed this Agreement or having entered into a deed of adherence to it) and includes a reference to that party’s legal personal representatives, successors and permitted assigns, and “parties to this Agreement” shall be construed accordingly;

1.2.6	a Clause, paragraph or Schedule, unless the context otherwise requires, is a reference to a Clause or a paragraph of, or a Schedule to, this Agreement; and

1.2.7	(unless the context otherwise requires) the singular shall include the plural and vice versa.
1.3	Words and expressions defined in the Articles of Association have the same meanings when used in this Agreement, unless otherwise defined in this Agreement and a reference in this Agreement to a numbered Article shall be to the corresponding Article in the Articles of Association.

1.4	The headings in this Agreement do not affect its interpretation.
2.	COMPLETION

2.1	Completion will take place at the offices of Borders’ Solicitors immediately after the Agreement has been executed. At Completion all of the following shall take place (to the extent that it has not taken place prior to Completion):-
2.1.1	Luke Johnson shall procure that a meeting of the Board is held to approve, and authorise (or ratify) the execution by the Company of this Agreement, the Share Purchase Agreement, and the Loan Note Instrument and all matters or documents contemplated or required by such agreements;

2.1.2	Luke Johnson shall procure that the Resolutions are passed;

2.1.3	Luke Johnson (having agreed to be a member and having consented to the entry of his name in the register of members and/or register of noteholders, as appropriate) shall subscribe in cash for 7,900[1] A Ordinary Shares at an aggregate subscription price of £8,000, and shall subscribe £9,992,000 for £9,992,000 principle amount of Loan Notes;

2.1.4	the Company shall:-
(a)	allot and issue to:

[1]	The one subscriber share of £1 held by Luke Johnson was subdivided into 100 Ordinary Shares of 1p each.

(i)	Luke Johnson the A Ordinary Shares and Loan Notes subscribed by him in accordance with Clause 2.1.3;

(ii)	Borders, the B Ordinary Shares and Loan Notes to be issued to it pursuant to the Share Purchase Agreement;
(b)	enter the name of Luke Johnson and Borders in the register of members of the Company as the registered holder of such shares and in the register of noteholders of the Company as the registered holder of such Loan Notes; and

(c)	issue and deliver to Luke Johnson and Borders share certificates and loan note certificates duly executed by the Company.
2.2	Luke Johnson waives any rights of pre-emption and other restrictions on the issue of shares conferred on him or it which may exist by virtue of the Articles of Association or otherwise and which may affect or otherwise prevent any subscriptions and allotments made in accordance with the Acquisition Agreement.

2.3	Luke Johnson and Borders are not obliged to complete this Agreement unless the Company complies with all its obligations under this Clause 2.
3.	PROVISION OF INFORMATION AND APPOINTMENT OF OBSERVER

3.1	The Company shall supply Borders with the information set out in Schedule 3 and shall use reasonable endeavours to supply it within the timeframe specified in it.

3.2	Borders shall be entitled to appoint a person as an Observer, to attend and speak but not vote, at meetings of the Board or any committee of the Board.

4.	MATTERS REQUIRING CONSENT

4.1	Each of the Investors severally undertakes to Borders that he will use his rights and powers as a director, shareholder or otherwise to procure (so far as he is able) that none of the acts specified in Schedule 4 shall be carried out without the written consent of Borders.

4.2	The Company undertakes to Borders (except to the extent that this would constitute an unlawful fetter on its statutory powers, for which purpose each paragraph of Schedule 4 shall be a separate and severable undertaking by the Company) that none of the acts specified in Schedule 4 will be carried out by it and that it will use its rights as shareholder or otherwise to procure (so far as it is able) that none of the acts specified in Schedule 4 are carried out by any other member of the Group without the written consent of Borders.

4.3	If an Investor, or an Investor’s Affiliate, is proposing to lend any member of the Group any sum that will have priority over the Loan Notes then prior to the loan of such sum the Investors shall notify Borders of such intention (providing reasonable details of the amount and terms) offering it the opportunity to loan a percentage of such sum equal to its proportion of all Loan Notes in issue at the date of such notice. Such offer shall be open for acceptance for five Business Days following the date of the notice. At the end of such offer period, if Borders has not unconditionally accepted the offer, the Investors may proceed with such loan.

5.	NEW SHAREHOLDERS

5.1	Without prejudice to the provisions in Articles 8, 9 and 10, no shares in the capital of the Company shall be allotted, issued or Disposed of to a person (other than an Employee) who is not already a party to this Agreement (a “New Shareholder”) (and the Board shall not enter the New Shareholder in the register of members) unless:-
5.1.1	in the case of the issue or transfer of A Ordinary Shares, the New Shareholder has executed and delivered a deed of adherence in the form set out in Part A of Schedule 2; and

5.1.2	in the case of the issue or transfer of B Ordinary Shares, the New Shareholder has executed and delivered a deed of adherence in the form set out in Part B of Schedule 2.
5.2	All executed deeds of adherence shall be delivered to and held by the Company (for both itself and the other parties to the Agreement).

5.3	A person who has entered into a deed of adherence pursuant to this Agreement shall have the benefit of and be subject to the burden of all the provisions and continuing obligations of this Agreement as if he had been an original party in the capacity designated in the deed of adherence, and this Agreement shall be interpreted accordingly. Nothing in this Clause 5.3 shall affect a party’s accrued rights and obligations under this Agreement or shall be construed as requiring any party to perform again any obligation or discharge again any liability already performed or discharged, or as entitling any party to receive again any benefit already enjoyed.

5.4	The parties hereby agree that up to 1,764 of the authorised but unissued “C” Ordinary Shares (the “Allocated Shares”) in existence as at the date of this Agreement may be offered and issued to Employees appointed by the Majority Investors, whether by way of subscription for shares or the granting of options.

5.5	Without prejudice to Clause 5.4, each of the parties to this Agreement hereby waives any and all pre-emptive and other rights such party may have, gives any and all consents and approvals as may be required, and undertakes to pass such resolutions as may be required whether under this Agreement or the Articles of Association to the extent necessary to enable the issue of shares pursuant to an offer made in accordance with Clause 5.4.

6.	ANNOUNCEMENTS

6.1	Subject to Clause 6.2, no announcement, communication or circular concerning the transactions contemplated by this Agreement shall be made or issued by any party without the written consent of the Majority Investors.

6.2	Clause 6.1 does not apply to an announcement, communication or circular required by law, by a rule of a stock exchange or by a governmental authority or other authority with relevant powers to which a party is subject or submits, whether or not the requirement has the force of law provided that such announcement, communication or circular shall, so far as is practicable, be made after consultation with the other parties to this Agreement and after taking into account the reasonable requirements of the other parties to this Agreement as to its timing, content and manner of making or despatch.

7.	COSTS, FEES AND EXPENSES

7.1	At Completion, the Company shall pay:-
7.1.1	all of Luke Johnson’s costs and expenses (plus any VAT or overseas equivalent) in connection with the negotiation, preparation, execution and performance of this Agreement and all documents referred to in it; and

7.1.2	the costs and expenses (plus any VAT) of the Investor’s Solicitors and any other relevant advisers to incurred in connection with the transactions contemplated by the Share Purchase Agreement and all documents referred to in it.
8.	SUPREMACY OF THIS AGREEMENT

If there is any conflict or inconsistency between the provisions of this Agreement and the Articles of Association or the articles of association of any other member of the Group, this Agreement shall prevail and, if requested to do so by the Majority Investors, each of Borders and the Investors will use its rights and powers to procure (so far as it is able) that the terms of the Articles of Association are amended so as to accord with the provisions of this Agreement and each of the parties to this Agreement shall procure (so far as it is able) that the articles of association of any other member of the Group are amended so as to accord with the provisions of this Agreement.

9.	ENTIRE AGREEMENT AND NON-RELIANCE

9.1	This Agreement and each document referred to in it constitute the entire agreement and supersede any previous agreements between the parties to this Agreement relating to the subject matter of this Agreement.

9.2	Each party acknowledges and represents that it has not relied on or been induced to enter into this Agreement by a representation, warranty or undertaking (whether contractual or otherwise) given by the other parties to this Agreement otherwise as expressly set out in this Agreement or in each document referred to in it.

9.3	No party is liable to another party (in equity, contract or tort (including negligence), under the Misrepresentation Act 1967 or in any other way) for a representation, warranty or undertaking that is not set out expressly in this Agreement or in any document referred to in it.

9.4	Nothing in this Clause 9 shall have the effect of restricting or limiting any liability arising as a result of any fraud.

10.	GENERAL

10.1	This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

10.2	A variation of this Agreement is only valid if it is in writing and signed by or on behalf of each party.

10.3	The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

10.4	The Parties’ rights and remedies contained in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

10.5	Nothing contained in this Agreement (and no action taken by a party pursuant to its terms) is to be construed as creating a partnership or agency relationship between any of the parties to this Agreement.

10.6	The invalidity, illegality or unenforceability of any provision of this Agreement does not affect the continuation in force of the remainder of this Agreement.

10.7	The provisions of this Agreement shall be binding upon the parties’ respective legal personal representatives, successors and permitted assigns, but such persons shall not be entitled to the benefit of its provisions unless they have entered into a deed of adherence in accordance with Clause 5.

10.8	All obligations and undertakings in this Agreement are, unless otherwise provided for herein, several and not joint or joint and several.

10.9	Except where expressly provided in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act. Notwithstanding any benefits or rights conferred by this Agreement on any third party by virtue of the Contracts (Rights of Third Parties) Act 1999, the parties to this Agreement may vary, terminate or rescind this Agreement without obtaining the consent of any such third party.

10.10	The Company shall not be bound by any provision of this Agreement to the extent that it would constitute an unlawful fetter on any of its statutory powers, but that provision shall remain valid and binding as regards the other parties to this Agreement to which it is expressed to apply.

10.11	Each of the parties to this Agreement agrees to use its or his reasonable endeavours to take all such action or procure that all such action is taken as is reasonable in order to implement the terms of this Agreement or any transaction, matter or thing contemplated by this Agreement.

10.12	A party’s rights and obligations under this Agreement shall terminate upon them ceasing to be a Shareholder, provided that such termination shall not prejudice any rights and obligations accrued prior to such termination, nor prejudice any rights and obligations of any person to whom they have transferred their shares pursuant to such person’s deed of adherence.

11.	NOTICES

11.1	Any notice or other communication under or in connection with this Agreement (a “Notice”) shall be:-
11.1.1	in writing and in English;

11.1.2	delivered personally or sent by first class post, pre-paid recorded delivery (and air mail if overseas) or by fax to the party due to receive the Notice at the address referred to in Clause 11.2 or such other address as a party may specify by not less than seven days’ notice in writing to the other parties received before the Notice was despatched; and

11.1.3	copied to the Investors’ Solicitors (marked for the attention of Tom Leman and Gareth Edwards).
11.2	For the purposes of Clause 11.1.2, notices shall be given to the addresses set out in the case of Luke Johnson, Borders or the Company at the front of this Agreement (for notices served on Borders or the Company, marked “for the attention of the Company Secretary”).

11.3	Unless there is evidence that it was received earlier, a Notice is deemed given if:-
11.3.1	delivered personally, when left at the address referred to in Clause 11.1;

11.3.2	sent by post other than air mail, two Business Days after posting it; and

11.3.3	sent by air mail, six Business Days after posting it.
12.	GOVERNING LAW AND JURISDICTION

12.1	This Agreement is governed by English law.

12.2	The courts of England have exclusive jurisdiction to settle any dispute arising from or connected with this Agreement (a “Dispute”), including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity.

12.3	The parties to this Agreement agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.
IN WITNESS WHEREOF this Agreement has been executed by the parties to this Agreement and is intended to be and is delivered as a deed on the date written at the beginning of this Agreement.

SCHEDULE 1
DETAILS OF THE COMPANY AT THE DATE OF THIS AGREEMENT
AUTHORISED AND ISSUED SHARE CAPITAL
MEMBERS

Number of A Ordinary
Name	Shares of 1p each

Luke Johnson	100
DIRECTORS

Name	Address

Luke Johnson	32 Clarendon Gardens, London W9 1AZ

Mark Farrer-Brown	Flat 15, 22 Brook Mews North, London

SCHEDULE 2
DEED OF ADHERENCE
Part A
THIS DEED OF ADHERENCE is made on [   ] 200[   ]
BY [   ] of [   ] (the “Covenantor”) in favour of the persons whose names are set out in the Schedule to this Deed [and for the benefit of any other person who becomes a party to the Agreement (as subsequently defined) after the date of this Deed] and is SUPPLEMENTAL to a Subscription and Shareholders’ Agreement dated [   ] 2007 made by (1) Bookshop Acquisitions Limited (the “Company”), (2) Luke Johnson and (3) Borders (the “Agreement”).
INTRODUCTION:
(A)	The Covenantor has agreed to acquire shares [and loan notes] in the capital of the Company.

(B)	This Deed is made in compliance with Clause 5.1.1 of the Agreement under which it is a condition of the transaction referred to in (A) above that the Covenantor executes a deed of adherence to the Agreement prior to such acquisition.

(C)	Words and expressions defined in the Agreement shall have the same meaning when used in this Deed.
THIS DEED WITNESSES as follows:-
1.	The Covenantor confirms that it has been given and has read a copy of the Agreement and, pursuant to Clause 5.1.2 of the Agreement, covenants with and for the benefit of each person named in the Schedule to this Deed and for the benefit of any other person who becomes a party to the Agreement after the date of this Deed to perform, comply with and be bound by all the terms of the Agreement in so far as they remain to be observed (except Clause 2 (Completion)) as if the Covenantor was an original party to the Agreement and was named in it as an Investor with the intent that the Covenantor shall also be entitled to the benefit of the Agreement as if it had been an original party to the Agreement and was named in it as an Investor.

2.	The Covenantor covenants to acquire from [ ] [ ] A Ordinary Shares at a price of [ ] per share and the principal amount of [ ] unsecured Loan Notes at par value and agrees to hold such shares with the benefit of the rights, and subject to the restrictions, set out in the memorandum of association of the Company and the Articles of Association and consents to its name being entered in the register of members of the Company as the holder of the shares acquired, and agrees to hold such Loan Notes on the terms of the Loan Note Instrument and consents to its name being entered in the register of noteholders of the Company in respect of the Loan Notes acquired.

3.	If the Covenantor is beneficially entitled to shares in the Company which are held from time to time by a nominee or trustee who is not a party to this Agreement, it undertakes to the other parties to this Agreement to procure that the nominee or trustee observes the provisions of this Agreement which would be binding on it if it were named in this Agreement as an Investor.

4.	The address of the Covenantor for the purposes of Clause 11 (Notices) of the Agreement is as follows:-

Fax No: [ ]

(attention of: [ ])

5.	This Deed is governed by English law and the Covenantor agrees to submit to the exclusive jurisdiction of the courts of England. The terms of Clause 12 (Governing Law and Jurisdiction) of the Agreement shall apply to the Deed as if it was incorporated in it.
IN WITNESS WHEREOF this Deed has been executed by the Covenantor and is intended to be and is delivered as a deed on the date written at the beginning of this Deed.
SCHEDULE
[Parties to Agreement]

Part B
THIS DEED OF ADHERENCE is made on [   ] 200[   ]
BY [   ] of [   ] (the “Covenantor”) in favour of the persons whose names are set out in the Schedule to this Deed [and for the benefit of any other person who becomes a party to the Agreement (as subsequently defined) after the date of this Deed] and is SUPPLEMENTAL to a Subscription and Shareholders’ Agreement dated [   ] 2007 made by (1) Bookshop Acquisitions Limited (the “Company”), (2) Luke Johnson and (3) Borders (the “Agreement”).
INTRODUCTION:
(A)	The Covenantor has agreed to acquire shares [and loan notes] in the capital of the Company.

(B)	This Deed is made in compliance with Clause 5.1.2 of the Agreement under which it is a condition of the transaction referred to in (A) above that the Covenantor executes a deed of adherence to the Agreement prior to such acquisition.

(C)	Words and expressions defined in the Agreement shall have the same meaning when used in this Deed.
THIS DEED WITNESSES as follows:-
1.	The Covenantor confirms that it has been given and has read a copy of the Agreement and, pursuant to Clause 5.1.2 of the Agreement, covenants with and for the benefit of each person named in the Schedule to this Deed and for the benefit of any other person who becomes a party to the Agreement after the date of this Deed to perform, comply with and be bound by all the terms of the Agreement in so far as they remain to be observed (except Clause 2 (Completion)) as if the Covenantor was an original party to the Agreement and was named in it as Borders with the intent that the Covenantor shall also be entitled to the benefit of the Agreement as if it had been an original party to the Agreement and was named in it as Borders.

2.	The Covenantor covenants to acquire from [ ] [ ] B Ordinary Shares at a price of [ ] per share and the principal amount of [ ] unsecured Loan Notes at par value and agrees to hold such shares with the benefit of the rights, and subject to the restrictions, set out in the memorandum of association of the Company and the Articles of Association and consents to its name being entered in the register of members of the Company as the holder of the shares acquired, and agrees to hold such Loan Notes on the terms of the Loan Note Instrument and consents to its name being entered in the register of noteholders of the Company in respect of the Loan Notes acquired.

3.	If the Covenantor is beneficially entitled to shares in the Company which are held from time to time by a nominee or trustee who is not a party to this Agreement, it undertakes to the other parties to this Agreement to procure that the nominee or trustee observes the provisions of this Agreement which would be binding on it if it were named in this Agreement as Borders.

4.	The address of the Covenantor for the purposes of Clause 11 (Notices) of the Agreement is as follows:-

Fax No: [ ]

(attention of: [ ])

5.	This Deed is governed by English law and the Covenantor agrees to submit to the exclusive jurisdiction of the courts of England. The terms of Clause 12 (Governing Law and Jurisdiction) of the Agreement shall apply to the Deed as if it was incorporated in it.
IN WITNESS WHEREOF this Deed has been executed by the Covenantor and is intended to be and is delivered as a deed on the date written at the beginning of this Deed.
SCHEDULE
[Parties to Agreement]

SCHEDULE 3
INFORMATION RELATING TO THE GROUP
1.	The Group’s group accounts (as that term is used in section 227 of the Act) and cash flow statement for each financial year, the auditors’ report on those accounts, the directors’ report for that year, the notes to those accounts and the auditors’ internal recommendations report, as soon as practicable, and at the latest within 180 days after the end of that financial year.

2.	Monthly management accounts in respect of each calendar month.

3.	The monthly management accounts will:-
3.1	be supplied as soon as practicable, and at the latest within 21 days after the end of each month;

3.2	be prepared on a consolidated basis for the Group.
4.	Details of any transaction, contract or arrangement entered into between any member of the Group and any Investor or Investor Affiliate, such details to be provided at or as soon as reasonably practical after the same has been entered into.

SCHEDULE 4
MATTERS REQUIRING CONSENT
1.	Any amendment to the Loan Notes (save in respect of any amendment which is required by law or is made to correct a manifest error);

2.	Any change to the rights attaching to the B Ordinary Shares;

3.	The purchase or redemption by the Company of any share capital of the Company held by an Investor;

4.	The creation or issue of any class of shares having rights on a sale of the Company, on a winding up of the Company, in respect of rights to dividends or other distributions or in respect of votes that are preferential to the shares held by Borders, or the variation of the rights of any class of shares so as to give them any such preferential rights;

5.	Transfer all or any material parts of its business or assets or of any member of the Group to any other person other than at fair market value, or the entry into or variation of any contract or arrangement by any member of the Group with any Investor or Investor Affiliate other than on arm’s length terms and at fair market value in the ordinary course of business;

6.	Any expansion, development or evolution of the Company’s business or that of the Group being effected otherwise than through the Company or a subsidiary of the Company;

7.	Agreeing to do any of the matters or things referred to in paragraphs 1 to 9 above (inclusive) on a conditional, suspensive or any other basis whatsoever.

SCHEDULE 5
DETAILS OF THE COMPANY IMMEDIATELY
AFTER COMPLETION
AUTHORISED AND ISSUED SHARE CAPITAL

	Authorised	Issued

A Ordinary Shares	96,235	8,000
B Ordinary Shares	2,000	2,000
C Ordinary Shares	1,765	0
MEMBERS

	Number of A Ordinary	Number of B Ordinary	Principal Amount
Name	Shares of 1p each	Shares of 1p each	of Loan Notes

Luke Johnson	8,000	—	£9,992,000
Borders	—	1,999	£1,698,000

Total	8,000	1,999	£11,690,000
DIRECTORS

Name	Address

Luke Johnson	32 Clarendon Gardens, London, W9 1AZ

Mark Farrer-Brown	Flat 15, 22 Brook Mews North, London

EXECUTED by the parties:-

EXECUTED as a Deed (but not delivered	)
until the date hereof) by	)
BOOKSHOP ACQUISITIONS LIMITED acting:	)

Director /s/ Luke Johnson

Director/Secretary /s/ Mark Farrer - Brown

EXECUTED as a Deed (but not delivered	)
until the date hereof) by	)
LUKE JOHNSON	) /s/ Luke Johnson
)
in the presence of:	)

Signature of witness: /s/ Paul Amis

Name of witness: Paul Amis

Address: One Ropemaker Street London

Occupation:

EXECUTED as a Deed (but not delivered	)
until the date hereof) by	) /s/ Edward W. Wilhelm
BGI (UK) LIMITED acting:	)

Director

Director/Secretary